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                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                       ______________________

                             FORM 8-A

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                SECURITIES EXCHANGE ACT OF 1934

                       ______________________


                      R&G FINANCIAL CORPORATION
-----------------------------------------------------------------------------
      (Exact Name of Registrant as Specified in its charter)

            Puerto Rico                               66-0532217
---------------------------------------    --------------------------------
(State of incorporation or organization)   (IRS Employer Identification No.)


280 Jesus T. Pinero Avenue
Hato Rey, San Juan, Puerto Rico                          00918
----------------------------------------          -------------------
(Address of principal executive offices)          (including zip code)


If this Form relates to the                 If this Form relates to the
registration of a class of                  registration of a class of
securities pursuant to Section 12(b)        securities pursuant to Section 12(g)
of the Exchange Act and is effective        of the Exchange Act and is effective
pursuant to General Instruction             pursuant to General Instruction
A.(c), please check the following           A.(d), please check the following
box.                                        box.
                             [ ]                                         [X]


Securities Act Registration Statement file number to which this form relates:
333-60923
---------


     Securities to be registered pursuant to Section 12(b) of the Act:

                                  None

     Securities to be registered pursuant to Section 12(g) of the Act:

                 Noncumulative Perpetual Monthly Income
                      Preferred Stock, Series A

                ($25 liquidation preference per share)
                --------------------------------------
                           (Title of Class)
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Item 1.   Description of Registrant's Securities to be Registered.
-------   --------------------------------------------------------

See "Description of Series A Preferred Stock" of the Preliminary Prospectus included in the Registrant's Registration Statement on Form S-3, dated August 18, 1998 (Registration No. 333-60923) which is hereby incorporated by reference.

Item 2    Exhibits.
------    ---------
          3.1*  Certificate of Incorporation of R&G Financial Corporation

          3.2* Certificate of Amendment to Certificate of Incorporation of R&G Financial Corporation

          3.3*  Bylaws of R&G Financial Corporation

          3.4** Form of Certificate of Resolutions designating the terms of the Series A Preferred Stock

          4.1*  Form of Stock Certificate of R&G Financial Corporation

          4.2** Form of Series A Preferred Stock Certificate of R&G Financial
                Corporation

      *Incorporated by reference to the Form S-1 Registration Statement (Reg. No. 333-06245), filed by R&G Financial Corporation with the Securities and Exchange Commission on June 18, 1996, as amended.

     **Previously filed with the Securities and Exchange Commission as exhibits to the Registrant's Registration Statement on Form S-3 (Registration No. 333-60923) (Exhibits 3.0 and 4.2, respectively) and are incorporated herein by reference.

                                 SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                R&G FINANCIAL CORPORATION


Date: August 20, 1998           By: /s/ Victor J. Galan
                                    ------------------------------------
                                    Victor J. Galan
                                    Chairman of the Board, President and
                                     Chief Executive Officer

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